UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2026

THE HAIN CELESTIAL GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-22818	22-3240619
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 River Street,
Hoboken, New Jersey		07030
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 587-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	HAIN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on March 24, 2026, The Hain Celestial Group, Inc. (the “Company”) received a letter from the Listing Qualifications Staff (the “Nasdaq Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) informing the Company that its common stock failed to comply with the minimum bid price required for continued listing on The Nasdaq Global Select Market under Nasdaq Listing Rule 5450(a)(1) based upon the bid price of the common stock closing below $1.00 for 30 consecutive business days. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided an initial compliance period of 180 calendar days, or until September 21, 2026 (the “Initial Compliance Date”), to regain compliance with the minimum bid price requirement. Additionally, the Company was eligible for an additional 180-calendar day compliance period to demonstrate compliance with the minimum bid price requirement, subject to meeting certain requirements.

In connection with the Company’s request for the additional 180-calendar day compliance period, prior to the Initial Compliance Date, the Company submitted an application to Nasdaq to transfer the listing of the Company’s common stock from The Nasdaq Global Select Market to The Nasdaq Capital Market. The Company also provided Nasdaq with written notification of the Company’s intent to regain compliance with the minimum bid price requirement within the additional 180-calendar day compliance period, including by implementing a reverse stock split if necessary.

In a letter dated September 22, 2026 (the “Second Nasdaq Letter”), the Nasdaq Staff notified the Company of the Nasdaq Staff’s approval of the Company’s application to list the Company’s common stock on The Nasdaq Capital Market. The Company’s common stock was transferred to The Nasdaq Capital Market at the opening of business on September 24, 2026. Following the transfer to The Nasdaq Capital Market, the Company’s common stock continues to trade under the symbol “HAIN.”

Additionally, the Second Nasdaq Letter stated that the Nasdaq Staff has determined that the Company will be eligible for the additional 180-calendar day period, or until March 22, 2027 (the “Second Compliance Period”), to regain compliance with the minimum bid price requirement. If at any time during the Second Compliance Period the bid price of the Company’s common stock closes at or above $1.00 per share for a minimum of ten consecutive business days, the Nasdaq Staff will provide the Company with written confirmation of compliance and the matter will be closed.

The Company intends to continue to actively monitor the closing bid price of the Company’s common stock and, if necessary, intends to take actions to resolve the deficiency during the Second Compliance Period and regain compliance with the minimum bid price requirement, including by effecting a reverse stock split if necessary. While the Company is exercising diligent efforts to maintain the listing of its common stock on Nasdaq, there can be no assurance that the Company will be able to regain or maintain compliance with Nasdaq listing standards.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 25, 2026, Michael J. Ragusa, the Company’s Senior Vice President, Chief Accounting Officer and principal accounting officer, informed the Company of his intention to resign from the Company, effective November 1, 2026, to pursue another opportunity.

Upon Mr. Ragusa’s departure, Lee A. Boyce, the Company’s Chief Financial Officer and principal financial officer, will assume the role of principal accounting officer in addition to his current roles. Mr. Boyce’s full biography and other information required by Item 5.02(c) of Form 8-K are included in the Company’s proxy statement for its 2025 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on September 18, 2025, and such information is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. The words “believe,” “expect,” “anticipate,” “may,” “should,” “plan,” “intend,” “potential,” “will” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include, among other things, statements regarding the Company’s intentions regarding regaining compliance with the minimum bid price requirements of Nasdaq. Risks and uncertainties that may cause actual results to differ materially from forward-looking statements include our ability to effect a reverse stock split, uncertainty with respect to Nasdaq’s requirements for regaining compliance with its listing standards, and other risks and matters described in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and our other filings made from time to time with the Securities and Exchange Commission. We undertake no obligation to update forward-looking statements to reflect actual results or changes in assumptions or circumstances, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HAIN CELESTIAL GROUP, INC.

Date:	September 28, 2026	By:	/s/ Kristy M. Meringolo
Kristy M. Meringolo Chief Legal and Corporate Affairs Officer